UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 4, 2021

T-MOBILE US, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-33409	20-0836269
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12920 SE 38th Street Bellevue, Washington	98006-1350
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (425) 378-4000

(Former Name or Former Address, if Changed Since Last Report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	TMUS	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 4, 2021, the Section 16 Subcommittee (the “Subcommittee”) of the Compensation Committee (the “Compensation Committee”) of the Board of Directors of T-Mobile US, Inc. (the “Company”) approved the grant, effective as of March 4, 2021, of cash-settled performance-based restricted stock units (the “PRSUs”) under the Company’s 2013 Omnibus Incentive Plan (as amended, the “Plan”) to G. Michael Sievert, our President and Chief Executive Officer; Peter Osvaldik, our Executive Vice President and Chief Financial Officer; and Neville R. Ray, our President, Technology (collectively, the “executives”). The following is a brief description of the material terms and conditions of the PRSUs.

General. Each executive is eligible to vest in a number of PRSUs ranging from 0% to 200% of the target number of PRSUs granted, based on the Company’s free cash flow during the three-year performance period commencing January 1, 2021 and ending December 31, 2023 (the “performance period”), subject to the executive’s continued employment with the Company and its affiliates through March 4, 2024 (the “vesting date”). Each vested PRSU represents the right to receive an amount in cash equal to the fair market value of one share of common stock of the Company.

Vesting. Up to 200% of the target number of PRSUs subject to each award will be eligible to vest based on the Company’s achievement of certain free cash flow targets during the performance period, as set forth in the applicable PRSU award agreement.

Following the completion of the performance period, the Compensation Committee or the Subcommittee will determine the Company’s free cash flow and the number of PRSUs that have become earned with respect to the performance period (such PRSUs, the “performance-vested PRSUs”). The performance-vested PRSUs will become fully vested on March 4, 2024, subject to the applicable executive’s continued service through such date. Any PRSUs that do not become earned and vested will be forfeited without consideration therefor.

Certain Terminations of Employment. If an executive’s service terminates prior to the vesting date due to the executive’s death or disability (as defined in the Plan), any then-unvested PRSUs will vest at target performance as of the termination date.

The PRSU award agreement for each of Messrs. Osvaldik and Ray provides that if the applicable executive incurs a termination of employment prior to the vesting date as a result of a workforce reduction or divestiture (each as defined in the applicable PRSU award agreement), a pro-rated number of PRSUs (based on the number of days that he was employed during the period beginning on the grant date and ending on the vesting date) will vest based on actual performance upon completion of the performance period, and any remaining unearned PRSUs will be cancelled and forfeited upon completion of the performance period. Such vesting is subject to the applicable executive’s execution of a release of claims or other documents required by the Company or the terms of any applicable Company severance program.

In addition, the PRSU award agreement for each of Messrs. Osvaldik and Ray provides that if the applicable executive incurs a termination of employment prior to the vesting date (a) by the Company for any reason other than for cause (excluding death or disability) or (b) due to his resignation for good reason (each as defined in the applicable PRSU award agreement), in either case, within one year following a change in control of the Company (as defined in the Plan), then the PRSUs will become earned and vested at the greater of target or actual performance (determined as if the performance period had ended as of the last trading day immediately preceding the change in control) upon his termination.

Mr. Sievert’s PRSU award agreement provides that if his employment is terminated prior to the vesting date (a) by the Company for any reason other than for cause (including due to non-renewal of his employment agreement, but excluding due to death or disability) or (b) due to Mr. Sievert’s resignation for good reason (each as defined in his employment agreement with the Company), (i) a number of PRSUs (pro-rated based on the number of days that Mr. Sievert was employed during the performance period) shall become earned and vested at actual performance, determined as if the performance period had ended as of the last trading day immediately preceding his termination, and (ii) a number of PRSUs (pro-rated based on the number of days from the date of Mr. Sievert’s termination of employment through the end of the performance period) shall become earned and vested at the greater of target or actual performance, determined as if the performance period had ended as of the last trading day immediately preceding his termination. Such vesting is subject to Mr. Sievert’s execution of a release of claims in accordance with his employment agreement.

If an executive’s employment terminates prior to the vesting date for any reason other than those described above, such executive’s PRSUs will be cancelled and forfeited as of the date of such termination.

Change of Control. If a change of control of the Company occurs prior to the end of the performance period, the PRSUs are assumed, converted or replaced by the surviving entity in the change in control and the applicable executive remains in continued employment with the Company through the end of the performance period, the number of PRSUs that become earned with respect to the performance period will not be less than the target number of PRSUs granted.

Payment. Unless payment is deferred by an executive under the Company’s nonqualified deferred compensation plan, each PRSU that becomes vested will be paid to the executive in cash in an amount equal to the fair market value of a share of Company common stock within sixty days after the applicable vesting date.

Awards. The following amounts represent the target number of PRSUs granted to the executives: Mr. Sievert – 20,067 PRSUs; Mr. Osvaldik – 6,601 PRSUs; and Mr. Ray – 10,033 PRSUs.

The foregoing summary is qualified in its entirety by reference to the full text of the Cash-Settled PRSU Award Notice and PRSU Award Terms and Conditions, a copy of which will subsequently be filed with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 10, 2021	T-MOBILE US, INC.

	By:	/s/ Peter Osvaldik
Peter Osvaldik
Executive Vice President and Chief Financial Officer